AMERICAN EXPRESS CERTIFICATE COMPANY
                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned as an officer of American Express Certificate Company, a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Paula R. Meyer, Teresa J. Rasmussen, and
H. Bernt von Ohlen or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with said Company's existing or future face-amount certificate products, and periodic reports on Form 10-K. Form 10-Q and Form 8-K required pursuant to provisions of the Securities Exchange Act of 1934, and any necessary or appropriate states or other jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 22nd day of February, 2005



/s/ Brian J. McGrane
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    Brian J. McGrane


/s/ David K. Stewart
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    David K. Stewart